Exhibit 99.1

News Release

Contact:
Steve Somers, CFA
Sr. Director, Corporate Development,
Investor Relations & Treasury
GSI Commerce, Inc.
e-mail: ir@gsicommerce.com
phone: 610-491-7068

GSI Commerce Closes Acquisition of Fanatics, Inc.

KING OF PRUSSIA, Pa., Mar. 15, 2011 – GSI Commerce Inc. (Nasdaq: GSIC), today announced it has closed its acquisition of Fanatics, Inc., a Jacksonville, Florida-based company that operates more than 250 e-commerce websites, including www.footballfanatics.com, and over 60 e-commerce stores for collegiate and professional sports partners and media organizations.

GSI also announced it has closed its new $400 million credit agreement.  The new five-year agreement, which replaces the company’s existing $150 million revolving credit facility, includes a $285 million revolving line of credit and a $115 million term loan.

GSI previously announced that its Board of Directors has authorized a stock repurchase program contingent upon the closing of the Fanatics acquisition.  Under the program, GSI is authorized to repurchase up to $50 million of its outstanding shares of common stock from time to time through March 14, 2013 at prevailing prices in the open market, including pursuant to Rule 10b5-1 trading plans.

About GSI Commerce
GSI Commerce® enables e-commerce, multichannel retailing and digital marketing for global enterprises in the U.S. and internationally. GSI’s e-commerce services which include technology, order management, payment processing, fulfillment and customer care, are available on a modular basis or as part of an integrated solution. GSI’s Global Marketing Services division provides innovative digital marketing products and services comprised of database management and segmentation, marketing distribution channels, a global digital agency to drive strategic and creative direction and an advanced advertising analytics and attribution management platform.  Additionally, GSI provides brands and retailers platforms to engage directly with consumers through RueLaLa.com, an online private sale shopping destination, and ShopRunner.com, a members-only shopping service that offers unlimited free two-day shipping and free shipping on returns for a $79 annual subscription.

GSI Commerce Closes Acquisition of Fanatics, Inc.	Page 2	March 15, 2010

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements made in this release, other than statements of historical fact, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “opportunity,” “continue,” “project,” “forecast,” “confident,” “prospects,” “schedule” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include: the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its clients operate; changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment, extension or termination of its relationships with clients; the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology, confidential and proprietary information, and to timely and successfully enhance, develop and maintain its product and service offerings, and to execute operationally; the ability of GSI Commerce to attract and retain qualified personnel; and the ability of GSI Commerce to successfully integrate acquisitions of other businesses; and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements.

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